Exhibit 5.1

300 North LaSalle Chicago, Illinois 60654
(312) 862-2000 www.kirkland.com	Facsimile: (312) 862-2200

March 31, 2014

YRC Worldwide Inc.

10990 Roe Avenue

Overland Park, Kansas 66211

Ladies and Gentlemen:

We are acting as special counsel to YRC Worldwide Inc., a Delaware corporation (the “Company”), in connection with the sale by selling stockholders of up to 20,061,171 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share, registered pursuant to a Registration Statement on Form S-3, originally filed with the Securities and Exchange Commission (the “Commission”), under the Securities Act of 1933, as amended (the “Act”) (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”), on February 4, 2014 (Registration No. 333-193752).

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the corporate and organizational documents of the Company, including the Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”) and the Amended and Restated Bylaws of the Company (the “Bylaws”), (ii) the Certificate of Designations, Preferences, Powers and Rights of Class A Convertible Preferred Stock (the “Certificate of Designations”), (iii) the Certificate Amendment to the Certificate of Incorporation dated March 14, 2014, (iv) minutes and records of the corporate proceedings of the Company with respect to the issuance of the Shares and (v) the Registration Statement.

Hong Kong	London	Los Angeles	Munich	New York	Palo Alto	San Francisco	Shanghai	Washington, D.C.

YRC Worldwide Inc.

March 31, 2014

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of the selling stockholders and officers and other representatives of the Company and others.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that the Shares have been duly authorized and validly issued and are fully paid and nonassessable.

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain certain remedies and (iv) any laws except the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware constitution and reported judicial decisions interpreting these laws.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Company’s Current Report on Form 8-K and to its incorporation by reference into the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

YRC Worldwide Inc.

March 31, 2014

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “blue sky” laws of the various states to the sale of the Shares.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion after the date of effectiveness of the Registration Statement should the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise after the date hereof.

This opinion is furnished to you in connection with the sale of the Shares pursuant to the Registration Statement and the filing of a final prospectus dated March 31, 2014, related thereto.

Very truly yours,

/s/ Kirkland & Ellis LLP

KIRKLAND & ELLIS LLP